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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 14, 1997
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                           CITYSCAPE FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)


               DELAWARE              0-27314            11-2994671
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      State or Other Jurisdiction  Commission          (IRS Employer
            of Incorporation       File Number       Identification No.)

             565 Taxter Road, Elmsford, New York        10523-5200
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       (Address of Principal Executive Offices)           Zip Code


      Registrant's telephone number, including area code:  (914) 592-6677
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                        Former name or former address,
                         if changed since last report
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Item 5. Other Events.

     On May 14, 1997, Cityscape Financial Corp. (the "Company") completed the private placement of $300.0 million in aggregate principal amount of its 12-3/4% Senior Notes due 2004 (the "Notes"). Interest on the Notes will be payable in cash semi-annually on each June 1 and December 1, commencing December 1, 1997. There are no mandatory redemption requirements with respect to the Notes. The Company, at its option, may redeem in the aggregate up to 33-1/3% of the original principal amount of the Notes at any time and from time to time prior to June 1, 2000 at a redemption price equal to 112-3/4% of the principal amount thereof plus accrued interest to the redemption date with the proceeds of one or more public equity offerings, provided that at least $200.0 million principal amount of Notes remain outstanding immediately after the occurrence of any such redemption. The proceeds from the private placement were used to repay indebtedness and for general corporate purposes.

     The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States absent registration or an applicable exemption from such registration requirements.

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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CITYSCAPE FINANCIAL CORP.
                                               (Registrant)



                                         By: /s/ Robert C. Patent
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                                         Name:  Robert C. Patent
                                         Title: Executive Vice President


Dated: May 20, 1997